UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) — April 22, 2019 (April 18, 2019)

MDC PARTNERS INC.

(Exact Name of Registrant as Specified in its Charter)

Canada (Jurisdiction of Incorporation)	001-13718 (Commission File Number)	98-0364441 (IRS Employer Identification No.)

745 Fifth Avenue, 19th Floor, New York, NY 10151
(Address of principal executive offices and zip code)

(646) 429-1800
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On April 19, 2019, MDC Partners Inc. (the “Company”) entered into an agreement (the “Agreement”) with FrontFour Capital Group LLC, on behalf of itself and its affiliates (collectively, “FrontFour”). FrontFour previously delivered to the Company a shareholder requisition letter, dated December 31, 2018 (the “Requisition Letter”), requisitioning a special meeting of shareholders to remove from the Company’s board of Directors (the “Board”) Scott Kauffman, Clare Copeland and Irwin Simon, and to replace them with three dissident nominees: Kristen O’Hara, David Moran and Stephen Loukas.

Pursuant to the Agreement, FrontFour has irrevocably withdrawn the Requisition Letter and has agreed to immediately terminate all other solicitation and other activities related to the Company’s 2019 annual meeting of shareholders (the “2019 Annual Meeting”). Specifically, until the date that is the earlier to occur of (x) fifteen (15) days prior to the nomination deadline for directors at the 2020 annual general meeting of shareholders of the Company and (y) sixty (60) days prior to the date of the 2020 annual general meeting of shareholders of the Company (the “Restricted Period”), FrontFour has agreed not to, among other things: (i) engage in, participate in, or in any way initiate any proxy solicitation related to the Company; (ii) take action in any other manner in order to vote, advise or influence the voting of any securities of the Company; (iii) requisition or call a meeting of shareholders of the Company, (iv) nominate any candidate for election to the Board, (v) effect the removal of any member of the Board or otherwise alter the composition of the Board; or (vi) submit any Company shareholder proposals.

Under the terms of the Agreement, the Company agreed to include the following persons on the Company’s slate of director nominees standing for election at the 2019 Annual Meeting: Mark J. Penn, Charlene Barshefsky, Daniel S. Goldberg, Bradley Gross, Desirée Rogers, Irwin D. Simon, Kristen O’Hara, and a new Canadian resident to be chosen by the Company (a) who has appropriate industry qualifications, (b) will be an independent director under the applicable Nasdaq rules, and (c) is reasonably acceptable to FrontFour (such nominee and Ms. O’Hara, collectively, the “New Directors”). During the Restricted Period, FrontFour has agreed to vote in favour of the election of all MDC management nominees and against the removal of any director recommended by the Board at any annual or special meeting of shareholders during the Restricted Period.

Upon election to the Board, the New Directors shall be entitled to the same protections, rights and benefits, including with respect to insurance, indemnification, compensation and fees as are currently applicable to all non-affiliated directors of the Company.

Under the Agreement, the Company and FrontFour have agreed to mutual non-disparagement provisions. The Company has also agreed to reimburse FrontFour for up to $50,000 of its reasonable and documented expenses in connection with the Requisition Letter and the negotiation of, and entry into, the Agreement.

The foregoing summary description of the Agreement is qualified in its entirety by reference to the full text of the agreement. The Agreement is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

Effective April 18, 2019, the Board appointed Mark J. Penn as Chairman of the Board.

On April 22, 2019, the Company issued a press release announcing entry into the Agreement and Mark J. Penn’s appointment as Chairman of the Board. A copy of such press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Agreement, dated April 19, 2019, by and between MDC Partners Inc. and FrontFour Capital Group LLC, on behalf of itself and its affiliates

99.1	Press release dated April 22, 2019

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ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication does not constitute a solicitation of any vote or approval. This communication relates to the Agreement the Company entered into with FrontFour relating to the withdrawal by FrontFour of its Requisition Letter and the Company’s slate of director nominees standing for election at the 2019 Annual Meeting. In connection with the 2019 Annual Meeting, the Company may file one or more proxy statements or other documents with the Securities and Exchange Commission (the “SEC”). This communication is not a substitute for any proxy statement or other document the Company may file with the SEC in connection with the foregoing matters. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any definitive proxy statement(s) (if and when available) will be mailed to shareholders of the Company. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by the Company through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s internet website at http://www.mdc-partners.com or upon written request to: Secretary, MDC Partners Inc., 745 Fifth Avenue, 19th Floor, New York, New York 10151, or by telephone at (646) 429-1800.

Participants in Solicitation

The Company, its directors and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the foregoing matters. Information regarding the persons who may, under the rules of the SEC, be deemed participants in such solicitation in connection with the foregoing matters will be set forth in the proxy statement if and when it is filed with the SEC. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of the Company in connection with the foregoing matters is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on March 18, 2019 and its proxy statement for its 2018 annual meeting of shareholders, which was filed with the SEC on April 27, 2018.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: April 22, 2019	MDC Partners Inc.

	By:	/s/ Mitchell Gendel
Mitchell Gendel
General Counsel

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